Exhibit 107.1

Calculation of Filing Fee Table

Form S-8
(Form Type)

NIO Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Equity	Class A Ordinary Shares, par value $0.00025 per share	Rule 457(c) and Rule 457(h)	14,397,553	(3)	$4.38	(3)	$63,061,282.14	$0.0001476	$9,307.85
Equity	Class A Ordinary Shares, par value $0.00025 per share	Rule 457(c) and Rule 457(h)	56,000,000	(4)	$4.38	(4)	$245,280,000.00	$0.0001476	$36,203.33
Total Offering Amounts			70,397,553				$308,341,282.14		$45,511.17
Total Fee Offsets									—
Net Fee Due									$45,511.17

(1)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents one ordinary share. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-227062).

(2)	Represents Class A ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2024 Share Incentive Plan (the “2024 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2024 Plan.

(3)	Represents Class A ordinary shares issuable upon the vesting of outstanding restricted share units granted under the 2024 Plan as of the date of this registration statement. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on $4.38 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the NYSE on July 1, 2024.

(4)	Represents Class A ordinary shares that are reserved for future award grants under the 2024 Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on $4.38 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the NYSE on July 1, 2024.